NEWS

CONTACTS:
Investors: Media:	William Kuser Mary Ann Dunnell	(203) 573-2213 (203) 573-3034

CHEMTURA REPORTS IMPROVED SECOND QUARTER RESULTS;
ANNOUNCES PLAN FOR EARLY REDEMPTION OF 7.75% BONDS DUE IN 2023;
MERGER INTEGRATION PROGRESSING "EXCEPTIONALLY WELL"

MIDDLEBURY, CT - July 28, 2005 - Chemtura Corporation (NYSE: CEM), which was formed on July 1, 2005, by the merger of Crompton Corporation and Great Lakes Chemical Corporation, today reported results of operations for the second quarter of 2005. Reported results for Chemtura reflect the stand-alone operations of the former Crompton Corporation. The stand-alone results for the former Great Lakes Chemical Corporation are reported separately as an attachment to this release.

Chemtura Corporation's reported earnings from continuing operations for the second quarter of 2005 were $10.2 million, or $0.09 per share, versus a loss of $0.9 million, or $0.01 per share, in the second quarter of 2004. Second quarter 2005 earnings from continuing operations included pre-tax charges of $23.9 million for facility closures, severance and related costs. Facility closures, severance and related costs of $23.9 million included $20.3 million of unrecoverable future lease costs and asset write-offs related to the closure of the company's former research and development facility in Tarrytown, NY. Second quarter 2005 results also included pre-tax charges of $8.7 million for merger costs related to the July 1, 2005 merger and $3.3 million for antitrust costs.

Net earnings for the second quarter of 2005 were $17.0 million, or $0.14 per share, compared to net earnings of $1.1 million, or $0.01 per share, in the second quarter of 2004. Discontinued operations for the current quarter included a gain of $6.4 million, or $0.05 per share, related to the sale of the Refined Products business on June 24, 2005. Earnings from Refined Products were $0.5 million, which was less than $0.01 per share, for the quarter compared to $2.0 million, or $0.02 per share, last year.

Second quarter 2005 net sales were $602.3 million, four percent above prior year net sales of $581.4 million. The increase was the result of a 14 percent increase from higher selling prices and a two percent increase from favorable foreign currency translation. The increase was partially offset by a six percent decrease from lower volume and a six percent decrease due to the deconsolidation of the Davis-Standard business. On April 29, 2005, the company contributed the assets of its polymer processing equipment segment to Davis-Standard LLC, a wholly owned subsidiary of Black Clawson Converting Machinery Company, in exchange for a non-controlling interest in the Davis-Standard LLC joint venture. The company is recording its proportionate share of the joint venture's earnings in other (income) expense, net.

The tax rate from continuing operations for the second quarter was 45 percent, largely due to a $2.4 million increase in the deferred tax valuation allowance for certain international and state income tax matters.

"I am pleased to report that merger integration is progressing exceptionally well and that our intense focus on restoring acceptable sustainable operating earnings is continuing to yield results," said Robert L. Wood, chairman, president and CEO. "It is particularly gratifying that our people were able to sustain the momentum gained in the first quarter despite potential distractions from merger integration activities and SAP convergence.

"The Crompton-Great Lakes merger adds a whole new dimension to both our opportunities and challenges. We have already begun to apply the same discipline to the integration and synergy capture process and running of Great Lakes' businesses as we have over the last 18 months to Crompton. We expect Great Lakes' market leading positions to yield similar results over the next 18 months.

"Results from Great Lakes' second quarter were improved but did not meet our expectations. A recovery plan has been put in place."

The second quarter of 2005 net loss for Great Lakes was $91.2 million, or $1.76 per share, which included a loss from discontinued operations of $3.2 million, or $0.06 per share, associated with the 2002 disposition of Great Lakes' fine chemicals business unit. The loss from continuing operations of $88.0 million, or $1.70 per share, included pre-tax charges of $135.9 million for merger costs primarily related to change in control provisions in employment contracts that were partially offset by a $5.0 million benefit from the termination of Great Lakes' management incentive program.

Great Lakes' second quarter 2005 net sales of $491.4 million were 11 percent above the prior year. The increase in sales was due to a 10 percent increase from improved selling prices and a two percent increase due to favorable foreign currency, partially offset by a one percent decrease due to lower volume.

The Great Lakes tax rate from continuing operations for the second quarter of 2005 was 10 percent primarily due to non-deductible merger costs and certain other discrete items. Excluding these discrete items, the second quarter tax rate would have been 31 percent.

Also included in this release is a supplemental pro forma combined statement of operations. Pro forma statements of operations are not necessarily indicative of current or future results of operations.

Company Announces Plan for Early Redemption of 7.75% Bonds Due in 2023

Separately, Chemtura announced plans to retire its outstanding $110 million aggregate principal amount of 7.75% bonds due in 2023. "This action is in line with our plan to reduce debt beginning with the highest cost debt that we are contractually able to redeem," said Karen R. Osar, executive vice president and CFO. The company will finance the redemption with short-term debt, which it expects to retire within six months. Chemtura will issue a notice of redemption to the holders of record shortly, outlining the terms and conditions of the anticipated redemption. The bonds will be redeemed at a redemption price of 103.021% of the principal amount thereof, plus accrued interest to the redemption date.

Second Quarter Earnings Q&A Teleconference

The company's second quarter earnings conference call will be held on July 29, 2005 at 9 a.m. EDT. The company will post informational slides shortly before the call, which will include an analysis of segment results, to the Investor Relations section of its Web site at www.chemtura.com.

Interested parties are asked to dial in approximately 10 minutes prior to the start time at (612) 332-0718. Replay of the call will be available for two weeks starting at 12:30 p.m. on July 29. To access the replay, call (320) 365-3844 and enter access code 789400.

Chemtura Corporation, with pro forma 2004 sales of $3.7 billion, is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products. Headquartered in Middlebury, Connecticut, the company has approximately 7,300 employees around the world. Additional information concerning Chemtura is available at www.chemtura.com.

###

Forward-Looking Statement

Certain statements made in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, general economic conditions; the outcome and timing of antitrust investigations and related civil lawsuits to which Chemtura is subject; the ability to obtain increases in selling-prices; pension and other post-retirement benefit plan assumptions; energy and raw material prices and availability; production capacity; changes in interest rates and foreign currency exchange rates; changes in technology, market demand and customer requirements; the enactment of more stringent environmental laws and regulations; the ability to realize expected cost savings under Chemtura's cost-reduction initiatives; the amount of any additional earn-out payments from General Electric Company from the sale of the OrganoSilicones business; the ability to reduce Chemtura's debt levels; the ability to successfully integrate the Crompton and Great Lakes businesses and operations and achieve anticipated benefits from the merger, including costs savings and synergies; and other risks and uncertainties detailed in filings with the Securities and Exchange Commission by Chemtura or its predecessor companies. These statements are based on Chemtura's estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations, and Chemtura's actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this release was issued and such information will not necessarily be updated by Chemtura.

CHEMTURA CORPORATION
Index of Financial Statements and Schedules

Page

Chemtura Corporation

Consolidated Statements of Earnings (Unaudited) - Second quarter and
six months ended June 2005 and 2004	5

Consolidated Balance Sheets - June 2005 (Unaudited) and December 2004	6

Consolidated Statements of Cash Flows (Unaudited) - Six months ended
June 2005 and 2004	7

Consolidated Statements of Cash Flows (Unaudited) - Second quarter ended
June 2005 and 2004	8

Segment Sales and Operating Profit (Unaudited) - Second quarter and
six months ended June 2005 and 2004	9

Major Factors Affecting Operating Results (Unaudited) - Second quarter and
six months ended June 2005 and 2004	10

Great Lakes Chemical Corporation

Consolidated Statements of Income (Unaudited) - Second quarter and
six months ended June 2005 and 2004	11

Consolidated Balance Sheets - June 2005 (Unaudited) and December 2004	12

Consolidated Statements of Cash Flows (Unaudited) - Six months ended
June 2005 and 2004	13

Consolidated Statements of Cash Flows (Unaudited) - Second quarter ended
June 2005 and 2004	14

Segment Sales and Operating Profit (Unaudited) - Second quarter and
six months ended June 2005 and 2004	15

Major Factors Affecting Operating Results (Unaudited) - Second quarter and
six months ended June 2005 and 2004	16

Pro Forma

Pro Forma Consolidated Statements of Earnings (Unaudited) - Second quarter
quarter and six months ended June 2005 and 2004	17

CHEMTURA CORPORATION
Consolidated Statements of Earnings
Second quarter and six months ended 2005 and 2004
(In thousands, except per share data)

	Second Quarter		Six months ended

	2005	2004	2005	2004

Net sales	$602,329	$581,411	$1,192,059	$1,136,920

Cost of products sold *	424,907	448,217	843,576	879,205
Selling, general and administrative *	58,607	66,671	119,878	137,992
Depreciation and amortization	27,737	29,026	57,863	57,906
Research and development	10,472	12,647	20,983	24,046
Equity income	(86)	(66)	(174)	(9,693)
Facility closures, severance and related costs	23,917	3,278	24,075	5,689
Antitrust costs	3,338	4,350	6,504	8,403
Merger costs	8,686	-	8,686	-

Operating profit	44,751	17,288	110,668	33,372
Interest expense	24,309	17,162	48,715	35,087
Other (income) expense, net	2,035	3,191	10,834	(89,563)

Earnings (loss) from continuing operations
before income taxes	18,407	(3,065)	51,119	87,848
Income tax expense (benefit)	8,233	(2,193)	22,716	27,927

Earnings (loss) from continuing operations	10,174	(872)	28,403	59,921
Earnings (loss) from discontinued operations	450	1,956	2,656	2,116
Gain on sale of discontinued operations	6,406	-	6,406	-

Net earnings	$17,030	$1,084	$37,465	$62,037

Basic earnings (loss) per common share:
Earnings (loss) from continuing operations	$0.09	$(0.01)	$0.24	$0.52
Earnings from discontinued operations	-	0.02	0.02	0.02
Gain on sale of discontinued operations	0.05	-	0.06	-

Net earnings	$0.14	$0.01	$0.32	$0.54

Diluted earnings (loss) per common share:
Earnings (loss) from continuing operations	$0.09	$(0.01)	$0.24	$0.52
Earnings from discontinued operations	-	0.02	0.02	0.02
Gain on sale of discontinued operations	0.05	-	0.05	-

Net earnings	$0.14	$0.01	$0.31	$0.54

Weighted average shares outstanding - basic	117,769	114,574	117,267	114,550

Weighted average shares outstanding - diluted	121,523	114,574	120,237	114,805

*

Reflects the reclassification of 2004 shipping costs from selling, general and administrative to cost of products products sold ($15.4 million and $17.5 million for the second quarter ended June 2005 and 2004, respectively, and $31.1 million and $34.2 million for the six months ended June 2005 and 2004, respectively).

CHEMTURA CORPORATION
Consolidated Balance Sheets
June 30, 2005 and December 31, 2004
(In thousands of dollars)

	June 30, 2005	December 31, 2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$49,038	$158,700
Accounts receivable	230,579	242,435
Inventories	357,342	383,635
Other current assets	225,003	165,554
Assets held for sale *	-	97,252

Total current assets	861,962	1,047,576

NON-CURRENT ASSETS
Property, plant and equipment	625,937	694,925
Cost in excess of acquired net assets	362,106	407,975
Other assets	602,844	528,233

	$2,452,849	$2,678,709

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings	$13,441	$4,294
Accounts payable	186,238	228,458
Accrued expenses	302,096	338,709
Income taxes payable	118,313	107,686
Other current liabilities	-	23,555
Liabilities held for sale *	-	6,467

Total current liabilities	620,088	709,169

NON-CURRENT LIABILITIES
Long-term debt	843,482	862,251
Pension and post-retirement health care liabilities	500,513	566,759
Other liabilities	213,418	211,550

STOCKHOLDERS' EQUITY
Common stock	1,192	1,192
Additional paid-in capital	1,033,231	1,032,282
Accumulated deficit	(621,905)	(647,678)
Accumulated other comprehensive loss	(125,941)	(22,372)
Treasury stock, at cost	(11,229)	(34,444)

Total stockholders' equity	275,348	328,980

	$2,452,849	$2,678,709

*	Represents the assets and liabilities related to the Refined Products business, which has been classified as a discontinued operation.

CHEMTURA CORPORATION
Consolidated Statements of Cash Flows
Six months ended 2005 and 2004
(In thousands of dollars)

	Six Months Ended

Increase (decrease) to cash	2005		2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$37,465		$62,037
Adjustments to reconcile net earnings
to net cash used in operations:
Gain on sale of discontinued operations	(6,406)		-
Gain on sale of Gustafson joint venture	-		(90,938)
Depreciation and amortization	60,643		61,840
Equity income	(174)		(9,693)
Changes in assets and liabilities, net:
Accounts receivable	(77,192)		(59,090)
Accounts receivable - securitization	25,483		11,105
Inventories	(32,709)		(2,251)
Accounts payable	(16,206)		(15,924)
Deposit for civil antitrust settlement	(58,500)		-
Pension and post-retirement health care liabilities	(28,018)		2,457
Other	(43,876)	*	16,640

Net cash used in operations	(139,490)		(23,817)

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from divestments	74,100		137,696
Capital expenditures	(31,800)		(29,495)
Merger related expenditures	(5,918)		-
Other investing activities	(56)		309

Net cash provided by investing activities	36,326		108,510

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on domestic credit facility	-		(57,000)
(Payments on) proceeds from short-term borrowings	(651)		574
Payments on long-term borrowings	(10,000)		-
Payments for debt issuance costs	(726)		-
Dividends paid	(11,692)		(11,455)
Proceeds from exercise of stock options	17,087		4
Other financing activities	1,618		(84)

Net cash used in financing activities	(4,364)		(67,961)

CASH
Effect of exchange rates on cash	(2,134)		(767)

Change in cash	(109,662)		15,965
Cash at beginning of period	158,700		39,213

Cash at end of period	$49,038		$55,178

     * Change in other for 2005 includes environmental payments of $14.0 million, a decrease in accrued payroll and benefits of $10.4 million, prepaid costs relating to the Refined Products sale of $6.8 million and facility closures, severance and related cost payments in excess of the charge for the period of $5.1 million.

CHEMTURA CORPORATION	SUPPLEMENTARY SCHEDULE
Consolidated Statements of Cash Flows
Second quarter ended 2005 and 2004
(In thousands of dollars)

	Second Quarter Ended

Increase (decrease) to cash	2005		2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$17,030		$1,084
Adjustments to reconcile net earnings
to net cash (used in) provided by operations:
Gain on sale of discontinued operations	(6,406)		-
Depreciation and amortization	28,508		30,986
Equity income	(86)		(66)
Changes in assets and liabilities, net:
Accounts receivable	(36,586)		(16,448)
Accounts receivable - securitization	23,887		31,438
Inventories	(2,541)		2,224
Accounts payable	4,284		(14,117)
Deposit for civil antitrust settlement	(58,500)		-
Pension and post-retirement health care liabilities	(24,770)		(2,302)
Other	(14,587)	*	5,631

Net cash (used in) provided by operations	(69,767)		38,430

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from divestments	62,303		8,180
Capital expenditures	(17,822)		(12,855)
Merger related expenditures	(5,621)		-
Other investing activities	(28)		(82)

Net cash provided by (used in) investing activities	38,832		(4,757)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on domestic credit facility	(25,000)		(7,600)
Payments on short-term borrowings	(489)		(153)
Payments on long-term borrowings	(10,000)		-
Payments for debt issuance costs	(726)		-
Dividends paid	(5,884)		(5,728)
Proceeds from exercise of stock options	3,754		-
Other financing activities	627		(251)

Net cash used in financing activities	(37,718)		(13,732)

CASH
Effect of exchange rates on cash	(720)		(629)

Change in cash	(69,373)		19,312
Cash at beginning of period	118,411		35,866

Cash at end of period	$49,038		$55,178

     * Change in other for 2005 includes environmental payments of $11.3 million and prepaid costs relating to the Refined Products sale of $6.8 million, partially offset by charges for facility closures, severance and related costs in excess of payments of $11.2 million.

CHEMTURA CORPORATION
Segment Sales and Operating Profit
Second quarter and six months ended 2005 and 2004
(In thousands of dollars)

	Second Quarter		Six Months Ended

	2005	2004	2005	2004

NET SALES
Polymer Products
Polymer Additives	$403,238	$369,759	$784,607	$733,102
Polymers	103,754	83,183	198,290	164,395
Polymer Processing Equipment (a)	7,945	45,926	48,338	84,354
Eliminations	(3,584)	(3,681)	(8,065)	(7,629)

	511,353	495,187	1,023,170	974,222

Specialty Products
Crop Protection	90,976	86,224	168,889	162,698

	90,976	86,224	168,889	162,698

Total net sales	$602,329	$581,411	$1,192,059	$1,136,920

OPERATING PROFIT
Polymer Products
Polymer Additives	$47,773	$7,897	$94,167	$16,845
Polymers	25,292	11,641	45,813	21,836
Polymer Processing Equipment	(2,533)	1,508	(3,003)	(256)

	70,532	21,046	136,977	38,425

Specialty Products
Crop Protection	25,205	21,329	44,702	49,770

	25,205	21,329	44,702	49,770

General corporate expense	(15,045)	(15,101)	(31,746)	(35,799)
Unabsorbed overhead expense from
discontinued operations	-	(2,358)	-	(4,932)
Facility closures, severance and
related costs	(23,917)	(3,278)	(24,075)	(5,689)
Antitrust costs	(3,338)	(4,350)	(6,504)	(8,403)
Merger costs	(8,686)	-	(8,686)	-

Total operating profit	$44,751	$17,288	$110,668	$33,372

(a) As a result of the April 29, 2005 contribution of the assets of the Polymer Processing Equipment segment in exchange for a non-controlling interest in the Davis-Standard LLC joint venture, Polymer
Processing Equipment ceased to be a reporting segment of the Company. The Company is recording its proportionate share of the joint venture's earnings in other (income) expense, net.

CHEMTURA CORPORATION		SUPPLEMENTARY SCHEDULE
Major Factors Affecting Operating Results
Second quarter and six months ended 2005 versus 2004
(In millions of dollars)

The following table summarizes the major factors contributing to the second quarter and six months changes in operating results versus the prior year:

	Second Quarter			Six Months Ended

		Pre-tax			Pre-tax
	Net	Earnings		Net	Earnings
	Sales	(Loss)		Sales	(Loss)

2004	$ 581.4	$ (3.1)	*	$1,136.9	$ 87.8	*

2004 Facility closures, severance and related costs	-	3.3		-	5.7
2004 Antitrust costs	-	4.4		-	8.4
2004 Supplemental executive retirement costs	-	-		-	5.9
2004 Divestment gains, primarily Gustafson	-	-		-	(94.6)

	581.4	4.6		1,136.9	13.2

Higher selling prices	82.9	82.9		156.8	156.8
Reduced unit volume/mix	(32.9)	(2.6)		(83.4)	(10.9)
Foreign currency impact	8.9	0.4		17.8	0.5
Polymer Processing Equipment - unconsolidated joint venture	(38.0)	(4.7)		(36.0)	(3.5)
Cost savings	-	20.7		-	39.2
Higher raw materials/energy costs	-	(41.5)		-	(82.1)
Decrease in Gustafson equity income	-	-		-	(9.6)
Higher management incentive plan expense	-	(1.4)		-	(4.8)
(Higher) lower legal and environmental expense	-	(0.3)		-	3.4
Interest income on tax refund	-	2.2		-	2.2
Higher interest expense	-	(7.1)		-	(13.6)
Other	-	1.1		-	(0.4)

	602.3	54.3		1,192.1	90.4
2005 Facility closures, severance and related costs	-	(23.9)		-	(24.1)
2005 Antitrust costs	-	(3.3)		-	(6.5)
2005 Merger costs	-	(8.7)		-	(8.7)

2005	$ 602.3	$ 18.4		$1,192.1	$ 51.1

* Represents the pre-tax earnings (loss) from continuing operations.

Great Lakes Chemical Corporation
Consolidated Statements of Income
Second quarter and six months ended 2005 and 2004
(In millions, except per share data)

	Second Quarter		Six months ended

	2005	2004	2005	2004

Net sales	$491.4	$443.2	$911.8	$801.3

Cost of products sold	386.3	343.4	716.8	634.5
Selling, general and administrative	60.7	72.1	128.5	135.9
Asset impairments	-	4.6	-	4.9

Operating profit	44.4	23.1	66.5	26.0
Interest (income) expense, net	6.4	6.2	12.9	12.5
Other (income) expense, net	(0.2)	4.3	(5.9)	9.3
Merger costs	135.9	-	138.4	-
Minority interest	(0.2)	0.1	0.5	-

Earnings (loss) from continuing operations
before income taxes	(97.5)	12.5	(79.4)	4.2
Income tax expense (benefit)	(9.5)	(13.7)	(3.9)	(16.4)

Earnings (loss) from continuing operations	(88.0)	26.2	(75.5)	20.6
Loss from discontinued operations	(3.2)	(12.6)	(3.2)	(12.0)

Net earnings (loss)	$(91.2)	$13.6	$(78.7)	$8.6

Basic earnings (loss) per common share:
Earnings (loss) from continuing operations	$(1.70)	$0.52	$(1.46)	$0.41
Loss from discontinued operations	(0.06)	(0.25)	(0.06)	(0.24)

Net earnings (loss)	$(1.76)	$0.27	$(1.52)	$0.17

Diluted earnings (loss) per common share:
Earnings (loss) from continuing operations	$(1.70)	$0.52	$(1.46)	$0.41
Loss from discontinued operations	(0.06)	(0.25)	(0.06)	(0.24)

Net earnings (loss)	$(1.76)	$0.27	$(1.52)	$0.17

Weighted average shares outstanding - basic	52.1	50.7	51.8	50.7

Weighted average shares outstanding - diluted	52.1	51.0	51.8	50.9

Great Lakes Chemical Corporation
Consolidated Balance Sheets
June 30, 2005 and December 31, 2004
(In millions of dollars)

	June 30, 2005	December 31, 2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$125.6	$222.2
Accounts and notes receivable	371.7	320.7
Inventories	338.3	324.2
Prepaid expenses	77.2	26.0
Deferred income taxes	17.2	17.3
Current assets - discontinued operations	5.2	8.6

Total current assets	935.2	919.0

NON-CURRENT ASSETS
Property, plant and equipment	525.8	549.3
Goodwill	204.0	212.3
Intangible assets	67.8	72.8
Investments in and advances to unconsolidated affiliates	21.1	22.6
Other assets	22.6	24.0
Deferred income taxes	2.3	-
Non-current assets-discontinued operations	1.4	1.5

	$1,780.2	$1,801.5

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings	$29.8	$10.4
Accounts payable	169.5	204.4
Accrued expenses	221.0	115.3
Income taxes payable	35.3	17.0
Dividends payable	-	5.1
Current liabilities-discontinued operations	11.9	12.1

Total current liabilities	467.5	364.3

NON-CURRENT LIABILITIES
Long-term debt	425.2	428.9
Deferred income taxes	-	24.4
Other non-current liabilities	77.1	70.7
Non-current liabilities-discontinued operations	4.9	5.7
Minority interest	31.5	32.0

STOCKHOLDERS' EQUITY
Common stock	74.4	73.6
Additional paid-in capital	169.3	130.7
Retained earnings	1,567.1	1,656.3
Accumulated other comprehensive loss	(14.7)	37.0
Treasury stock at cost	(1,022.1)	(1,022.1)

Total stockholders' equity	774.0	875.5

	$1,780.2	$1,801.5

Great Lakes Chemical Corporation
Consolidated Statements of Cash Flows
Six months ended 2005 and 2004
(In millions of dollars)

	Six Months Ended
Increase (decrease) to cash	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)	$(78.7)	$8.6
Adjustments to reconcile net earnings (loss)
to net cash used in operations:
Depreciation and depletion	36.4	51.2
Amortization of intangible assets	3.3	3.3
Deferred income taxes	0.1	-
Losses of unconsolidated affiliates	0.6	1.2
Loss on disposition of assets	1.0	12.7
Asset impairments	-	4.9
Income tax reserve release	(20.8)	(17.5)
Other	15.6	(1.5)
Changes in assets and liabilities, net:
Accounts receivable	(65.2)	(103.3)
Inventories	(26.4)	(10.0)
Accounts payable and accrued expenses	81.0	5.4
Other	(27.0)	(5.5)

Net cash used in operations	(80.1)	(50.5)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(30.2)	(31.8)
Proceeds from sale of assets	0.1	4.8
Other investing activities	(0.3)	(1.7)

Net cash used in investing activities	(30.4)	(28.7)

CASH FLOWS FROM FINANCING ACTIVITIES
Net repayments on commercial paper and long-term borrowings	(0.6)	1.8
Net borrowings on short term credit lines	17.6	(3.5)
Dividends paid	(15.6)	(9.6)
Proceeds from exercise of stock options	20.2	2.2
Other	-	0.4

Net cash provided by (used in) financing activities	21.6	(8.7)

CASH
Effect of exchange rates on cash	(7.7)	0.4

Change in cash	(96.6)	(87.5)

Cash at beginning of period	222.3	171.5

Cash and cash equivalents at end of period	$125.7	$84.0

Cash and cash equivalents-continuing operations	$125.6	$83.7
Cash and cash equivalents-discontinued operations	0.1	0.3

Cash and cash equivalents at end of period	$125.7	$84.0

Great Lakes Chemical Corporation	SUPPLEMENTARY SCHEDULE
Consolidated Statements of Cash Flows
Second quarter ended 2005 and 2004
(In millions of dollars)

	Second Quarter Ended
Increase (decrease) to cash	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)	$(91.2)	$13.6
Adjustments to reconcile net earnings (loss)
to net cash provided by operations:
Depreciation and depletion	18.3	28.2
Amortization of intangible assets	1.6	1.8
Losses of unconsolidated affiliates	0.6	0.4
Loss on disposition of assets	0.5	11.8
Asset impairments	-	4.6
Income tax reserve release	(20.8)	(17.5)
Other	16.7	(3.2)
Changes in assets and liabilities, net:
Accounts receivable	7.4	(9.4)
Inventories	15.5	7.2
Accounts payable and accrued expenses	105.8	17.3
Other	(39.0)	(8.3)

Net cash provided by operations	15.4	46.5

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(12.5)	(19.3)
Business combinations, net of cash acquired	-	(1.5)
Proceeds from sale of assets	-	4.9
Other investing activities	(0.1)	(0.5)

Net cash used in investing activities	(12.6)	(16.4)

CASH FLOWS FROM FINANCING ACTIVITIES
Net repayments on commercial paper and long-term borrowings	(0.1)	1.6
Net borrowings on short term credit lines	19.7	0.6
Dividends paid	(10.5)	(4.8)
Proceeds from exercise of stock options	5.8	1.1
Other	-	1.2

Net cash provided by (used in) financing activities	14.9	(0.3)

CASH
Effect of exchange rates on cash	(4.2)	1.1

Change in cash	13.5	30.9

Cash at beginning of period	112.2	53.1

Cash and cash equivalents at end of period	$125.7	$84.0

Cash and cash equivalents-continuing operations	$125.6	$83.7
Cash and cash equivalents-discontinued operations	0.1	0.3

Cash and cash equivalents at end of period	$125.7	$84.0

Great Lakes Chemical Corporation
Segment Sales and Operating Profit
Second quarter and six months ended 2005 and 2004
(In millions of dollars)

	Second Quarter		Six Months Ended

	2005	2004	2005	2004

NET SALES
Industrial Products	$285.4	$246.8	$565.9	$476.7
Consumer Products	206.0	196.4	345.9	324.6

Total net sales	$491.4	$443.2	$911.8	$801.3

OPERATING PROFIT
Industrial Products	$24.4	$9.4	$50.4	$15.2
Consumer Products	25.1	30.6	29.8	41.6
Corporate and other	(5.1)	(16.9)	(13.7)	(30.8)

Operating profit	44.4	23.1	66.5	26.0

Great Lakes Chemical Corporation		SUPPLEMENTARY SCHEDULE
Major Factors Affecting Operating Results
Second quarter and six months ended 2005 versus 2004
(In millions of dollars)

The following table summarizes the major factors contributing to the second quarter and six months changes in operating results versus the prior year:

	Second Quarter			Six Months Ended

		Pre-tax			Pre-tax
	Net	Earnings		Net	Earnings
	Sales	(Loss)		Sales	(Loss)

2004	$ 443.2	$ 12.5	*	$ 801.3	$ 4.2	*
2004 Facility closures, severance and related
costs, and asset impairments	-	7.0		-	15.2
2004 Change in useful life of enterprise software	-	7.8		-	12.6
2004 Gain on sale of non-operating site	-	(3.2)		-	(3.2)

	443.2	24.1		801.3	28.8

Change in unit volume/mix	(5.1)	1.8		20.3	6.2
Higher selling prices	45.7	45.7		77.5	77.5
Foreign currency impact	7.6	(1.5)		12.7	(1.0)
Raw material costs	-	(31.7)		-	(44.7)
Manufacturing productivity	-	(11.7)		-	(20.4)
Conyers fire	-	5.5		-	12.6
Reversal of management incentive accruals	-	5.0		-	5.0
Other	-	1.4		-	(3.8)

	491.4	38.6		911.8	60.2

2005 Merger costs	-	(135.9)		-	(138.4)
2005 Facility closures, severance and related costs	-	(0.2)		-	(1.2)

2005	$ 491.4	$ (97.5)		$ 911.8	$ (79.4)

* Represents the pre-tax loss from continuing operations.

CHEMTURA CORPORATION
Pro Forma Consolidated Statements of Earnings
Second quarter and six months ended 2005 and 2004
(In thousands, except per share data)

	Second Quarter		Six months ended

	2005	2004	2005	2004

Net sales	$1,093,738	$1,024,603	$2,103,893	$1,938,198

Cost of products sold	792,396	772,939	1,525,701	1,472,535
Selling, general and administrative	111,093	120,857	230,248	240,929
Depreciation and amortization	47,714	58,245	97,611	111,688
Research and development	16,986	18,548	34,179	35,683
Equity income	(86)	(66)	(174)	(9,693)
Facility closures, severance and related costs	25,145	9,773	25,303	19,926
Antitrust costs	3,338	4,350	6,504	8,403
Merger costs	8,686	-	8,686	-

Operating profit	88,466	39,957	175,835	58,727
Interest expense	28,824	21,670	58,126	44,389
Other (income) expense, net	(461)	5,647	1,172	(83,986)

Earnings from continuing operations
before income taxes	60,103	12,640	116,537	98,324
Income tax expense (benefit)	26,934	(14,677)	49,218	13,966

Earnings from continuing operations	$33,169	$27,317	$67,319	$84,358

Basic earnings per common share:
Earnings from continuing operations	$0.14	$0.12	$0.29	$0.37

Diluted earnings per common share:
Earnings from continuing operations	$0.14	$0.12	$0.28	$0.37

Weighted average shares outstanding - basic	234,638	227,743	233,305	227,642

Weighted average shares outstanding - diluted	239,008	228,025	236,821	228,216

The above pro forma unaudited statements of earnings reflect operations as if the merger had occurred at the beginning of each of the periods. The pro forma unaudited statements of earnings do not reflect any synergies, cost savings and one-time charges or the impact of final valuations of the assets and liabilities of Great Lakes. The pro forma unaudited statements of earnings are not necessarily indicative of current or future results of operations.

Pro forma adjustments reflect the reduction in pension expense principally due to the elimination of the impact of amortization of historical gains and losses from the net periodic benefit cost, the impact on interest expense of amortization of the fair value adjustment to long-term debt, the reversal of merger costs incurred by Great Lakes, and tax expense attributable to the pro forma adjustments at the estimated federal, foreign and state combined statutory rate of 39%, exclusive of any tax benefit related to $67 million of non-deductible merger costs.

The increase in earnings before income taxes related to each adjustment is as follows:

	Second Quarter		Six months ended

	2005	2004	2005	2004

Reduction in pension expense	$975	$1,327	$1,950	$2,654
Reduction in interest expense	2,330	1,890	4,404	3,609
Reversal of merger costs	135,880	-	138,429	-

	$139,185	$3,217	$144,783	$6,263

Net of tax	$111,033	$1,962	$114,448	$3,820